As filed with the Securities and Exchange Commission on April 22, 2013
 Registration No. 333-185482

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO THE FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Charter Financial Corporation and
CharterBank 401(k) Plan
(Exact Name of Registrant as Specified in Its Charter)

Maryland	6712	90-0947148
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

1233 O.G. Skinner Drive
West Point, Georgia 31833
(706) 645-1391
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Offices)

Mr. Robert L. Johnson
Chairman, President and Chief Executive Officer
1233 O.G. Skinner Drive
West Point, Georgia 31833
(706) 645-1391
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
Agent for Service)

Copies to:
Benjamin M. Azoff, Esq.
Eric Luse, Esq.
Luse Gorman Pomerenk & Schick, P.C.
5335 Wisconsin Avenue, N.W., Suite 780
Washington, D.C. 20015
(202) 274-2000

Sale to the Public Concluded on April 8, 2013

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 is filed to deregister 1,947,868 shares of the common stock, par value $0.01 per share (the “Common Stock”) of Charter Financial Corporation (the “Company”), heretofore registered and offered pursuant to the terms of the Prospectus dated February 11, 2013 and the Proxy Statement/Prospectus dated February 11, 2013  (the “Prospectuses”).  The remaining 22,752,682 shares registered pursuant to the Registration Statement on Form S-1 have been issued in accordance with and as described in the Prospectuses.

The Company has determined that no further shares will be offered, sold and/or issued pursuant to the Prospectuses.  The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Point, State of Georgia on April 22, 2013.

CHARTER FINANCIAL CORPORATION

By:           /s/ Robert L. Johnson
Robert L. Johnson
Chairman, President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Robert L. Johnson Robert L. Johnson	Chairman, President and Chief Executive Officer (Principal Executive Officer)	April 22, 2013

/s/ Curtis R. Kollar Curtis R. Kollar	Senior Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	April 22, 2013

/s/ David Z. Cauble, III David Z. Cauble, III	Director	April 22, 2013

/s/ Jane W. Darden Jane W. Darden	Director	April 22, 2013

/s/ Edward D. Smith Edward D. Smith	Director	April 22, 2013

/s/ Curti M. Johnson Curti M. Johnson	Director	April 22, 2013

/s/ Thomas M. Lane Thomas M. Lane	Director	April 22, 2013

/s/ David L. Strobel David L. Strobel	Director	April 22, 2013